UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 21, 2008

                          EMERGING MEDIA HOLDINGS, INC.
                          -----------------------------

             (Exact Name of Registrant as Specified in Its Charter)

     000-52408                      13-1026995                      Nevada
     ---------                      ----------                      ------
 (Commission File                 (IRS Employer                 (State or Other
      Number)                  Identification No.)              Jurisdiction of
                                                                 Incorporation)

                      1809 East Broadway Street, Suite 175
                              Oviedo, Florida 32765
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (407) 620-1063
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2008, the Company entered into a subscription agreement with a private investor for an equity investment of $5,000,000 in the Company through the purchase by the investor of 1,250,000 shares of the Company's common stock.

The net proceeds of the private placement will be primarily used to fund Company's operations as a public company.

Item 3.02. Unregistered Sales of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company's last report filed under this Item.


                                                              Principal          Total Offering Price/
   Date                   Title and Amount     Purchaser      Underwriter       Underwriting Discounts
------------------------------------------------------------------------------------------------------
April 21, 2008            1,250,000 shares of Private investor    NA               $5,000,000/NA
                          Common stock

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                EMERGING MEDIA HOLDINGS, INC.


                                       By:     /s/ Iurie Bordian
                                               -----------------
                                       Name:   Iurie Bordian
                                       Title:  Chief Executive Officer



Date: April 21, 2008